Exhibit 1(f)

                    Establishment and Designation of Classes

                     Merrill Lynch International Equity Fund

            Pursuant to that certain Establishment and Designation of Classes dated October 17, 1994 (the "Prior Designation"), the shares of beneficial interest of Merrill Lynch International Equity Fund, a Massachusetts business trust (the "Trust"), par value $.10 per share (the "Shares"), have been divided into Class A, Class B, Class C and Class D Shares as named in the Prior Designation. The undersigned, constituting a majority of the Trustees of the Trust, acting pursuant to Section 6.1 of the Declaration of Trust of the Trust, dated January 3, 1992, as amended and restated (the "Declaration"), do hereby amend and restate the Prior Designation as provided herein, for the purpose of designating one new class of Shares. No changes to the special and relative rights of the existing classes of Shares are intended by this amendment and restatement.

      1. The new class of Shares of the Trust is hereby designated "Class R Shares." The other existing classes of Shares of the Trust are designated "Class A Shares," "Class B Shares," "Class C Shares" and "Class D Shares."

      2. Class A Shares, Class B Shares, Class C Shares, Class D Shares, and Class R Shares shall be entitled to all of the rights and preferences accorded to Shares under the Declaration of Trust.

      3. The purchase price, the method of determination of net asset value, the price, terms and manner of redemption, and the relative dividend rights of holders of Class A Shares, Class B Shares, Class C Shares, Class D Shares, and Class R Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration of Trust and shall be set forth in the currently effective prospectus and statement of additional information of the Trust relating to each series of the Trust, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended.

      4. Class A Shares, Class B Shares, Class C Shares, Class D Shares, and Class R Shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter.

      5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.
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      IN WITNESS WHEREOF, the undersigned, constituting a majority of the
Trustees, have signed this certificate in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust as required by Article XI, Section 11.3(c) of the Declaration of Trust as of the 13th day of December, 2002.

     /s/ Terry K. Glenn                          /s/ Ronald W. Forbes
------------------------------------        ------------------------------------
         Terry K. Glenn                              Ronald W. Forbes
      (President/Principal                              (Trustee)
   Executive Officer/Trustee)

  /s/ Cynthia A. Montgomery                     /s/ Charles C. Reilly
------------------------------------        ------------------------------------
      Cynthia A. Montgomery                         Charles C. Reilly
            (Trustee)                                   (Trustee)

      /s/ Kevin A. Ryan                          /s/ Roscoe S. Suddarth
------------------------------------        ------------------------------------
          Kevin A. Ryan                              Roscoe S. Suddarth
            (Trustee)                                    (Trustee)

     /s/ Richard R. West                        /s/ Edward D. Zinbarg
------------------------------------        ------------------------------------
         Richard R. West                            Edward D. Zinbarg
            (Trustee)                                   (Trustee)

      The Declaration of Trust establishing Merrill Lynch International Equity Fund, dated January 3, 1992, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name of the Trust, "Merrill Lynch International Equity Fund," refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Merrill Lynch International Equity Fund shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of said Trust but the "Trust Property" only shall be liable.


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